  THE SECURITIES OFFERED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND ANY SALE OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE WITH, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS INSTRUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. TRANSFER OF THIS INSTRUMENT AND THE SECURITIES OFFERED HEREBY IS RESTRICTED AS PROVIDED IN SECTIONS 11, 12 AND 14 BELOW.



                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into, effective as of June 17, 1996 (the "Effective Date"), by and between American Film Technologies, Inc., a Delaware corporation (the "Company"), and Gerald M. Wetzler (the "Holder").

                                R E C I T A L S

         WHEREAS, the Company wishes to obtain additional financing to fund its operations through the sale of equity securities and the Holder desires to invest in the Company; and

         WHEREAS, the Company has agreed to sell to the Holder for Two Hundred Thousand Dollars ($200,000) an Option to purchase either (i) 10,000,000 shares of the Company's Class A Convertible Preferred Stock (the "Preferred Stock") at an exercise price of Twenty Four Cents ($.24) per share or (ii) after the occurrence of the Conversion Events, hereinafter defined, Twenty Million (20,000,000) shares of the Company's, $.002 par value per share common stock (the "Common Stock") at an exercise price of Twelve Cents ($.12) per share;

         WHEREAS, the Company and the Holder have agreed that the Preferred Stock shall carry a liquidation preference of Twenty Four Cents ($.24) per share and will have four votes per share on all matters which come before the shareholders;

         WHEREAS, all issued and outstanding shares of Preferred Stock will automatically convert into Common Stock upon shareholder approval of an increase in the authorized Common Stock to no less than 125,000,000 shares (prior to the effect of any reverse stock split) and the filing of an Amendment to the Company's Certificate of Incorporation with respect to the aforementioned increase in number of authorized shares of Common Stock (the "Conversion Events");

         NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

         1. Grant of the Option. For the sum of Two Hundred Thousand Dollars ($200,000)(the "Option Price"), the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the Option to acquire from the Company, from time to time on the terms and conditions set forth herein, all or any portion of an aggregate of either (a) Ten Million (10,000,000) shares of Preferred Stock or (b) after the occurrence of the Conversion Events into Twenty Million (20,000,000) shares of Common Stock (the Preferred Stock or the Common Stock, as the case may be, hereinafter referred to as the "Option Shares").

         2. Exercise Price. The exercise price of the Option Shares shall be Twenty Four Cents ($.24) per share for the Preferred Stock and after the occurrence of the Conversion Events Twelve Cents ($.12) per share for the Common Stock (the "Exercise Price"). Each of the number of Option Shares into which the Option Shares is exercisable and the Exercise Price of the Option Shares is subject to adjustment as provided in Section 5 hereof.

         3. Term of the Option. Subject to the provisions of Section 11 hereof, the Option will have a two year term (the "Option Term") commencing on the date hereof and terminating as of 5:00 p.m. (New York time) on June 17, 1998 (the "Expiration Date").

         4. Vesting; Exercise. Subject to the provisions of Section 11 hereof, during the Option Term the Holder shall have the right to exercise all or any portion of the Option and receive the Option Shares represented thereby.

         5. Adjustments Upon Changes in Capitalization or Other Significant Events.

                 (a) In the event of any increase or decrease in the number of the issued shares of Common Stock by reason of a stock dividend, stock split, reverse stock split or consolidation or combination of shares and the like at any time or from time to time throughout the term of the Option such that the holders of outstanding Common Stock shall have had an adjustment made, without payment therefor, in the number of shares of Common Stock owned by them or shall have become entitled or required to have had an adjustment made in the number of shares of Common Stock owned by them, without payment therefor, there shall be a corresponding adjustment as to the number of shares of Common Stock into which the Preferred Stock is convertible or upon the occurrence of the Conversion Events, the Option is exercisable and to the Exercise Price, with the result that the Holder's proportionate share of Common Stock which the Option may convert into shall be maintained as before the occurrence of such event without change in the aggregate exercise price applicable in the event the Holder elected to exercise the Option in full (except for any change in the aggregate exercise price resulting from rounding-off of share quantities or prices).

                 (b) In the event the Company (or any other corporation, the securities of which are receivable at the time upon exercise of the Option) shall effect a plan of reorganization, recapitalization, reclassification or other like capital transaction or shall merge or consolidate with or into another corporation or shall convey all or substantially all of its assets to another corporation (collectively, any such event being referred to as a "Material Alteration Event") at any time or from time to time throughout the term of the Option, then in each such case the Holder, upon any exercise of the Option at any time after the consummation of such a Material Alteration Event shall be entitled to receive (in lieu of the securities or other property to which the Holder would have been entitled to receive upon exercise prior to such consummation) the securities or other property to which the Holder would have been entitled to have received upon consummation of the Material Alteration Event without adjustment to the aggregate exercise price applicable in the event the Holder elected to exercise the Option in full (except for any change in the aggregate exercise price resulting from rounding-off of share quantities or prices), and all subject to further adjustment as provided in
Section 5(a) hereof; provided that prior to consummating any Material Alteration Event, the Company shall have complied with its obligations in
Section 6 hereof.

         6.      Obligation to Redeem Option.

                 (a) In the event that the Company intends to consummate a Material Alteration Event at any time during the term of the Option, in addition to any rights granted to the holder by Section 5(b) hereof, it shall provide the Holder with written notice thereof no less than thirty (30) days prior to the consummation thereof. The Holder shall thereafter have the right, exercisable at any time prior to the third (3rd) business day immediately preceding the consummation of the Material Alteration Event, to obligate the Company to redeem the Option in its entirety (but not only a portion thereof) at a price equivalent to (a) the average of the daily closing prices per share of Common Stock for the five (5) consecutive business days immediately preceding the Material Alteration Event on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not so listed or admitted, on the National Market System, as reported by NASDAQ, or if not admitted to trading thereon, the average of the closing bid and listed prices in the over-the-counter market as reported by NASDAQ less (b) the Exercise Price at such time (as adjusted in accordance with Section 5 hereof), such resulting amount multiplied by the aggregate number of shares of Common Stock into which the Option is exercisable (or would be exercisable upon the occurrence of the Conversion Events) at the time of such redemption.

                 (b) In the event that the Holder elects to have the Option redeemed, it shall surrender the Option along with its notice of the election to redeem the Option pursuant to 6(a) above. The Company shall pay to Holder the payment calculated in Section 6(a) hereof, which payment shall be made within five (5) days after the consummation of the Material Alteration Event.

                 (c) If the Company fails to notify the Holder of the intended consummation of a Material Alteration Event, the Holder's right to obligate the Company to redeem the Option shall remain in full force and effect until the earlier of (i) the tenth (10th) business day following the giving of proper notice by the Company to the Holder as to the Material Alteration Event or (ii) the expiration of the Option, in either case at the same price as would have been applicable to such redemption if such notice had been duly delivered.

                 (d) If the Holder elects to have the Option redeemed and if the Material Alteration Event is not consummated the Holder's redemption of the Option shall be nullified, the Option shall be promptly returned to the Holder and the Holder will continue to have all rights with respect to the Option as set forth in this Agreement.

                 (e) If, as a result of any Material Alteration Event, the Company ceases to exist, the Company shall have caused any successor corporation thereto to assume the Option and the obligations under this Agreement, and such successor corporation shall be bound by the provisions hereunder, including, without limitation, this Section 6.

         7. Exercise of the Option. To exercise all or any portion of the Option, the Holder must do the following:

                 (a) deliver to the Company a written notice, in the form of the attached Exhibit A, specifying the number of shares of Preferred Stock or Common Stock for which the Option is being exercised;

                 (b) surrender the Agreement to the Company upon complete exercise of the Option;

                 (c) tender payment, either in cash or in such other manner as the Board of Directors of the Company (the "Board"), in its sole discretion, shall approve, of the aggregate Exercise Price for the Option Shares for which the Option is being exercised;

                 (d) pay, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or the relevant portion thereof; and

                 (e) execute and deliver to the Company any other documents required from time to time by the Company in order to promote compliance with the Securities Act of 1933, as amended (the "1933 Act"), applicable state securities laws, or any other applicable law, rule or regulation.

         8. Delivery of Share Certificate. As soon as practicable after the Option or any portion thereof has been duly exercised, the Company will deliver to the Holder a certificate representing the Option Share for which the Option was exercised. Unless the Option has expired or been exercised in full, the Company and the Holder agree that the Company may affix to this Agreement an appropriate notation indicating the number and kind of Option Shares for which the Option was exercised and return this Agreement to the Holder. If any law or regulation of the Securities and Exchange Commission (the "SEC") or of any other federal or state governmental body having jurisdiction shall require the Company or the Holder to take any action prior to issuance to the Holder of the Option Shares specified in the written notice of exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

         9. Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Option.

         10. Shareholders Approval. The Company agrees to recommend to its shareholders an increase in the amount of its authorized share of Common Stock to no less than 125,000,000 shares (before any reverse stock split) at its 1995 Annual Meeting of Shareholders (the "Annual Meeting"). The Company further agrees to take such steps as may be necessary, including but not limited to the filing of applicable proxy materials with the SEC and the mailing of such proxy materials to its shareholders, in order to hold the Annual Meeting on or before August 31, 1996. In the event the Company obtains the approval of the shareholders for the increase in its authorized shares of Common Stock at the Annual Meeting, it agrees to take such steps as may be necessary to consummate all additional Conversion Events as soon thereafter as possible.

         11.     Piggy-back Registration Rights; Indemnification.

                 (a) After the occurrence of the Conversion Events, subject to Section 11(i) below, and so long as Holder holds or has the right to acquire any Option Share, in the event the Company decides to file a registration statement ("Registration Statement") under the 1933 Act on SEC Forms S-1 or S-3 or any other applicable form that covers the offer and sale by the Company or any holders of Common Stock any of the Company's securities for money (a "Company Registration"), the

Company shall give written notice (a "Registration Notice") thereof to the Holder. If the Company receives a written request to include in the Company Registration all or a portion of the Holder's shares within thirty (30) days after a Registration Notice is given, the Company shall include such shares in the Company Registration. If the Company Registration is to cover an underwritten offering, such shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

                 (b) If in the good faith judgment of the managing underwriter of an offering related to a Company Registration, to include any or all of the shares requested to be registered by the Holder would interfere with the successful marketing of the Company's securities or any other holder's securities, if such Company Registration of such holder's securities is pursuant to a demand registration right, then the amount of shares to be included in such public offering shall be reduced to the amount allowed by the managing underwriter in its good faith judgment. If such reduction occurs it shall be on a pro rata basis with all other selling stockholders in such Company registration.

                 (c) The Company may decline to file a Registration Statement after giving a Registration Notice, or withdraw a Registration Statement after filing and after a Registration Notice, but prior to the effectiveness thereof; provided (i) that the Company shall promptly notify the Holder, in writing, of any such action; and (ii) that the Company shall bear all expenses incurred by the Holder in connection with such withdrawn Registration Statement.

                 (d) All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation (i) all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD, as may be required by rules and regulations of the NASD (other than fees required in excess of fees which would otherwise pertain in the event that the Holder is a member of the NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications for the Holder's shares), rating agency fees, printing expenses (including expenses of printing certificates for the Holder's shares in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a Majority Amount), messenger and delivery expenses, (ii) internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), securities acts liability insurance (if the Company elects to obtain such insurance), (iii) fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), (iv) fees and expenses of any special experts retained by the Company in connection with such registration, and (v) fees and expenses of other persons retained by the Company, (all such expenses being herein called "Registration Expenses"), will be borne by the Company, provided that in no event shall Registration Expenses include (A) any underwriting discounts or commissions attributable to the sale of the Holder's shares, (B) any fees and expenses of counsel for the Holder if such counsel is different than counsel for the Company or any accountant or other professional engaged by the Holder, or (C) any direct out-of-pocket expenses of the Holder.

                 In the event that following effectiveness of a Company Registration, pursuant to which the Holder is a selling stockholder, it becomes necessary for the Company to prepare and file a supplemental prospectus or amended prospectus in order to maintain the effectiveness of such registration statement during the period referred to in Section 9(e)(ii) hereof, the Company shall pay all printing costs associated with the printing of such supplemental or amended prospectus to be distributed in connection with sales of securities pursuant thereto.

                 (e) If and whenever the Company elects to file a Registration Statement and is hereby required in connection therewith to register the Holder's shares, the Company will:

                          (i)     Use its best efforts to effect such
registration to permit the sale of such shares in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will take the actions set forth below as expeditiously as possible; provided, however, that in all cases the Holder shall use its best efforts to cooperate with and assist the Company in such registration.

                          (ii)    Prepare and file with the SEC as soon as
practicable a Registration Statement with respect to such shares and use its best efforts to cause such Registration Statement to become effective and remain effective until the shares covered by such Registration Statement have been sold;

                          (iii)   Prepare and file with the SEC such amendments
and post-effective amendments to the Registration Statement, and such supplements to the prospectus, as may be requested by the Holder or any underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the 1933 Act or rules and regulations thereunder to keep the Registration Statement effective until all shares covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the prospectus.

                          (iv)    With respect to the following, promptly
notify the Holder and the managing underwriter, if any, and (if requested by any such person) confirm such notice in writing:

                                  A.       when any prospectus or any
supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                                  B.       of any request by the SEC for
amendments or supplements to the Registration Statement or the prospectus or for additional information;

                                  C.       of the issuance by the SEC of any
stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                                  D.       of the receipt by the Company of any
notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                                  E.       of the existence of any fact which
results in the Registration Statement, any prospectus or any document incorporated therein by reference containing a misstatement.

                          (v)     Make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

                          (vi)    If requested by the managing underwriter, if
any, immediately incorporate in a supplement or post-effective amendment such information as the managing underwriter agrees should be included therein relating to the sale of the shares including, without limitation, information with respect to the number of shares being sold to any underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the shares to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment.

                          (vii)   Furnish to the Holder and the managing
underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

                          (viii)  Deliver to the Holder and any underwriters,
without charge, as many copies of each prospectus (and each preliminary prospectus) as such persons may reasonably request (the Company hereby consenting to the use of each such prospectus (or preliminary prospectus) by the Holder and any underwriters in connection with the offering and sale of the shares covered by such prospectus (or preliminary prospectus)).

                          (ix)    Prior to any public offering of shares,
register or qualify or cooperate with any underwriters and their respective counsel in connection with the registration or qualification of such shares for offer and sale under the securities or blue sky laws of such jurisdictions and do anything else necessary or advisable to enable the disposition of the shares covered by the Registration Statement in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                          (x)     Cooperate with the managing underwriter, if
any, to facilitate the timely preparation and delivery of certificates that do not bear any restrictive legends and that represent the shares to be sold and cause such shares to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of shares to the underwriters.

                          (xi)    Use its best efforts to cause the shares
covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such shares.

                          (xii)   If the Registration Statement or any
prospectus contains a misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the shares, the prospectus will not contain a misstatement.

                          (xiii)  Enter into such agreements (including an
underwriting agreement) and do anything else necessary or advisable in order to expedite or facilitate the disposition of such shares and:

                                  A.       make such representations and
warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                                  B.       obtain opinions of counsel to the
Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any) addressed to the underwriter, if any, covering the matters customarily covered in opinions delivered to underwriters in primary underwritten offerings and such other matters as may be reasonably requested by such underwriters;

                                  C.       obtain "cold comfort" letters and
updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any; such letters shall be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and

                                  D.       deliver such documents and
certificates as may be requested by the managing underwriter, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                 (f) The Company agrees to indemnify and hold harmless the Holder from and against all claims arising out of or based upon any misstatement or alleged misstatement, except insofar as such misstatement or alleged misstatement was based upon information furnished in writing to the Company by the Holder for use in the document containing such misstatement or alleged misstatement.

                 (g) If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against the Holder in respect of which indemnity may be sought from the Company, the Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Holder and the payment of all expenses.

                 The Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of the Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company has failed to assume the defense of such action or proceeding or has failed to employ counsel satisfactory to the Holder in any such action or proceeding or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Holder and the Company, and the Holder shall have been advised by counsel that there may be one or more legal defenses available to the Holder that are different from or additional to those available to the Company.

                 If the Holder notifies the Company in writing that it elects to employ separate counsel at the Company's expense as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Holder in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

                 (h) The Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents and attorneys and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") to the same extent as the foregoing indemnity from the Company to the Holder, with respect to information relating to the Holder furnished in writing by the Holder for use in any Registration Statement, prospectus or preliminary prospectus.

                 In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against the Holder, the Company or its directors or officers or such controlling person shall have the rights and duties given to the Holder by Sections 10(f) and 10(g) above.

                 (i) Holder's rights hereunder shall terminate at such time as Holder may within any three-month period sell in the public marketplace all of the Option Shares owned by Holder pursuant to Rule 144 promulgated under the 1933 Act or any successor rule or regulation.

         12.     Nontransferability.  The Option is not transferable other than
(a) by operation of law, (b) to one or more trusts of which the Holder is a trustor, or (c) by will or the laws of descent and distribution. The Option may be exercised during the lifetime of the Holder only by the Holder or his court-appointed legal representative.

         13. Warranties and Representations of the Holder. By executing this Agreement, the Holder accepts the Option and represents and warrants to the Company and covenants and agrees with the Company as follows:

                 (i) The Holder acknowledges that no registration statement under the 1933 Act or under any state securities law has been filed and that the Company has no obligation to file such a registration statement in the future with respect to the Option or any Option Shares that may be acquired upon exercise of the Option or any portion thereof, except as otherwise provided by Section 10 hereof.

                 (j) The Holder warrants and represents that the Option and any Option Shares acquired upon exercise of the Option or any portion thereof will be acquired and held by the Holder for the Holder's own account, for investment purposes only, and not with a view towards the distribution or public offering thereof or with any present intention of reselling or distributing the same at any particular future time.

                 (k) The Holder agrees not to sell, transfer or otherwise voluntarily dispose of any Option Shares that may be acquired upon exercise of the Option or any portion thereof unless (i) there is an effective registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Holder delivers to the Company, at the Holder's expense, a "no-action" letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Holder in the manner proposed, or
(iii) the Holder delivers to the Company, or legal counsel designated by the Holder and reasonably satisfactory to the Company, to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws.

                 (l) The Holder acknowledges and consents to the appearance of a restrictive legend, in substantially the following form:

                 NOTICE:  RESTRICTIONS ON TRANSFER

                          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

                 (m) The Holder agrees not to sell, transfer or otherwise dispose of the Option, except as specifically permitted by this Agreement and any applicable securities laws.

         14.     Warranties and Representations of the Company.

                 (n) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (o) The grant of the Option to the Holder has been duly authorized by all requisite corporation action on the part of the Company and the Preferred Stock and upon the occurrence of the Conversion Events the shares of Common Stock represented by the Option will have been properly reserved for issuance.

                 (p) The number of shares of Preferred Stock and upon the occurrence of the Conversion Events the shares of Common Stock represented by the Option (when coupled with all shares of Preferred Stock or Common Stock currently outstanding and all

Option Shares to be issued upon the exercise of all other currently outstanding options granted by the Company) does not exceed the number of shares of Preferred Stock or Common Stock, as the case may be, currently authorized for issuance by the Company's Certificate of Incorporation, as amended (the "Certificate").

                 (q) No consents, approvals or permits are required to be obtained from any third person, including, without limitation, any securities commission, before the grant of the Option, nor do any conditions precedent exist (other than those specifically identified herein) that would impair the Company's ability to grant the Option hereunder or issue the Option Shares upon the exercise of all or any portion of the Option.

                 (r) No Registration Statement involving the Preferred Stock or Common Stock is currently on file with the SEC.

         15. Procedures Upon Permitted Transfer. Before any sale, transfer or other disposition of any of Option Shares acquired upon exercise of the Option, the Holder agrees to give written notice to the Company of his or her intention to effect such disposition. The notice must describe the circumstances of the proposed transfer in reasonable detail and must specify the manner in which the requirements of Section 12(c) above will be satisfied in connection with the proposed disposition. After (a) legal counsel to the Company has determined in good faith that the requirements of Section 12(c) above will be satisfied and (b) the Holder has executed such documentation as may be necessary to effect the proposed disposition, the Company will, as soon as practicable, transfer such shares in accordance with the terms of the notice. Any stock certificate issued upon such transfer will bear a restrictive legend, in the form set forth in Section 12(d) of this Agreement, unless in the opinion of the Company's legal counsel such legend is not required. Compliance with the foregoing procedures is in addition to compliance with any separate requirements applicable to the Holder under the Certificate or otherwise.

         16. Rights as Stockholder. The Option, in and of itself, does not create rights in the Holder as a stockholder of the Company; provided that upon any such exercise of the Option or any portion thereof that complies with the requirements of this Agreement, the Holder shall immediately be vested with all the rights afforded to other stockholders of the Company, regardless of when the Company actually delivers certificates representing Option Shares to the Holder.

         17. Further Assurances. The Holder and the Company agree, from time to time, to execute such additional documents as the other party hereto may reasonably require to effectuate the purposes of this Agreement.

         18. Binding Effect. This Agreement shall be binding upon the Holder, the Company, the Holder's heirs, successors and assigns, and any corporation or other entity that succeeds to the rights and liabilities of the Company.

         19. Cost of Litigation. In any action at law or in equity or any arbitration to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court or arbitrator in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

         20. Entire Agreement; Modifications. This Agreement constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. No modification of the Option or this Agreement, or waiver of any provision of this Agreement, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

         21. Governing Law. This Agreement shall be governed by and interpreted under the law of the State of California applicable to agreements wholly negotiated, executed and to be performed in that state.

         22. Notices. Any notices that either party to this Agreement is required or may desire to give to the other shall be given by sending the same to the other at the address below, or at such other address as may be designated in writing by any party in a notice to the other given in the manner prescribed in this Section 22. All such notices shall be sufficiently given when deposited so addressed, postage prepaid, in the United States mail. The addresses to which any such notices shall be given are the following:

         To Holder:

                 Gerald M. Wetzler
                 c/o American Film Technologies, Inc.
                 300 Park Avenue, 17th Floor
                 New York, New York  10022

         With copy to:

                 Lee Mermelstein, Esq.
                 Jacobson & Mermelstein
                 52 Vanderbuilt Avenue
                 New York, New York 10017

         To the Company:

                 4105 Sorrento Valley Boulevard
                 San Diego, California 92121
                 Attention:  Chief Financial Officer

         With copy to:

                 Barry L. Burten, Esq.
                 Jeffer, Mangels, Butler & Marmaro LLP
                 2121 Avenue of the Stars, 10th Floor
                 Los Angeles, California 90067

         23. Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is prohibited or deemed invalid under any applicable law, however, such provision shall be ineffective only to the extent of such prohibition or invalidity, and neither the remainder of such provision nor this Agreement shall be invalidated as a result.

         24. Counterparts. This Agreement may be executed by the parties in one or more counterparts, all of which taken together shall constitute one instrument.

         25. Jurisdiction. The parties hereto agree to submit to the exclusive jurisdiction of the Superior Court of the State of California, County of Los Angeles, any controversy, claim or dispute arising out of or relating to this Agreement or the method and manner of performance thereof or the breach thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


"Company"                              American Film Technologies, Inc.


                                       By:
                                          --------------------------
                                                 John Karl
                                       Its:  Chief Financial Officer



"Holder"                               -----------------------------
                                              Gerald M. Wetzler

                                   EXHIBIT A

                           Form of Exercise of Option





To:      American Film Technologies, Inc.
         4105 Sorrento Valley Boulevard
         San Diego, California 92121


                 The undersigned holds an option (the "Option") represented by a Stock Option Agreement (the "Agreement") effective as of June 17, 1996. The undersigned hereby exercises [the Option] [a portion of the Option] and elects to purchase ____________ shares of {Common Stock}{Preferred Stock} (as defined in the Agreement) of American Film Technologies, Inc. pursuant to the Option. This notice is accompanied by full payment of the Exercise Price for the shares pursuant to Section 4 of the Agreement computed as follows:

__________ shares of Preferred Stock x $.24 per share = $________

__________ shares of Common Stock x $.12 per share = $________

                 The undersigned acknowledges that no registration statement under the Securities Act of 1933, as amended, or under any state securities law has been filed and that the Company has no obligation to file such a registration statement in the future with respect to the Shares, except as provided in Section 9 of the Agreement. The undersigned warrants and represents that the undersigned is acquiring and will hold the shares for the undersigned's own account, for investment purposes only, and not with a view towards the distribution or public offering of the shares or with any present intention of reselling or distributing the shares at any particular future time. The undersigned consents to the appearance of a restrictive legend, in the form required by Section 12(d) of the Agreement, on the certificate for the shares. The undersigned agrees not to sell, transfer or otherwise dispose of the shares except as specifically permitted by the Agreement or any applicable securities law expressly permitting such a disposition.


                 Date:  ______________ __, ____.



                                         ____________________________________